UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2005
Date of Report (Date of earliest event reported)

IGNIS PETROLEUM GROUP, INC.
(Name of small business issuer in its charter)

Sheer Ventures, Inc.
(Former name of small business issuer)

NEVADA	16-1728419
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(214) 459-8188
(Issuer’s telephone number)

475 Howe Street, Suite 1030
Vancouver, British Columbia
Canada V6C 2B3
(Former address of principal executive offices)

(604) 683-5061
(Issuer’s former telephone number)

ITEM 3.02	Unregistered Sales of Equity Securities

On July 26, 2005, we sold 3,000,000 units to Petrofinancz GMBH, a private investment group in the Marshall Islands (“Petrofinanz”), for $0.50 per unit and a total cash consideration of $1,500,000 in a private sale of securities exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). To date, a total of $1,200,000 of the purchase price has been received, with the remaining $300,000 to be paid by September 30, 2005. Each unit consisted of one share of our common stock and one warrant to purchase our common stock at $1.50 per share until July 2005. A copy of the press release related to this financing is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Press release dated July 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.

Date: July 29, 2005
	By:	/s/ Michael P. Piazza
Michael P. Piazza
President, Chief Executive Officer and Director